UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2015 (September 30, 2015)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements with Certain Officers.
On September 30, 2015, the Compensation Committee of the Board of Directors of Healthcare Trust of America, Inc. (the “Company”) approved an extension of the term of the Company’s employment agreements (the “Employment Agreements”) with each of Mark D. Engstrom, the Company’s Executive Vice President - Acquisitions, and Amanda L. Houghton, the Company’s Executive Vice President - Asset Management, by six months through July 1, 2016 pursuant to a letter agreement with each executive dated September 30, 2015 (the “Letter Agreements”). In all other respects, the existing terms of each Employment Agreement continue in effect.
Copies of the Letter Agreements are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter Agreement between Healthcare Trust of America, Inc. and Mark D. Engstrom dated September 30, 2015.
10.2	Letter Agreement between Healthcare Trust of America, Inc. and Amanda L. Houghton dated September 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: October 2, 2015	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman